Exhibit A

                   Form of Preferred Stock Rights Certificate


         THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT
         THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES
         OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate
                           ARROW FINANCIAL CORPORATION

     This certifies that _____________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Protection Rights Agreement, dated as of May 1, 1997 (as such may be amended from time to time, the "Rights Agreement"), between Arrow Financial Corporation, a Delaware corporation (the "Company"), and Glens Falls National Bank and Trust Company, a national banking association, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on May 1, 2007, one one-hundredth of one share of Series I Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company (subject to adjustment as provided in the Rights
Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent. The Exercise Price shall initially be $75.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

     In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Preferred Stock, all as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.


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     This Rights Certificate,  with or without other Rights  Certificates,  upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number
of  Rights   evidenced  by  the  Rights   Certificate  or  Rights   Certificates
surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the type and number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances at its option at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances at its option for one share of Common Stock or one one-hundredth of one share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.



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     WITNESS the facsimile  signature of the proper  officers of the Company and its corporate seal.



Date:                                       ARROW FINANCIAL CORPORATION

                                            By:

ATTEST:


Secretary



Countersigned:

GLENS FALLS NATIONAL BANK AND TRUST COMPANY



By
  Authorized Signature



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           Form of Reverse Side of Preferred Stock Rights Certificate

                               FORM OF ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

     FOR VALUE RECEIVED hereby sells, assigns and transfers unto (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated:

Signature Guaranteed:

                                        ----------------------------------------
                                        Signature
                                        (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

                            (To be completed if true)
The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                         Signature




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                                     NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.


            To be attached to each Preferred Stock Rights Certificate

                          FORM OF ELECTION TO EXERCISE

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)

TO:  ARROW FINANCIAL CORPORATION

         The undersigned hereby irrevocably elects to exercise all (if less than all, ) whole Rights represented by the attached Rights Certificate to purchase the shares or fractions of shares issuable upon the exercise of such Rights and requests that certificates or depository receipts for such shares or fractions be issued in the name of:


                  Address:




                  Social Security or Other Taxpayer
                  Identification Number:






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     If such  number of Rights  shall not be all the  Rights  evidenced  by this
Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                  Address:




                  Social Security or Other Taxpayer
                  Identification Number:


Dated:



Signature Guaranteed:

                                      ----------------------------------------
                                      Signature
                                      (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

                            (To be completed if true)
The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                           Signature



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                                     NOTICE
In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.


         Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.



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